EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Maryland Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the incorporation by reference in this Post Effective Amendment No. 6 to Registration Statement No. 33-49873 of our report dated September 4, 1998 appearing in the annual report to shareholders of Merrill Lynch
Maryland Municipal Bond Fund for the year ended July 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Deloitte & Touche LLP
Princeton, New Jersey
November 5, 1998